IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
Registration No. 33-52518/811-3217

                   EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.

Exhibit  14:      IDS Life Power of Attorney, dated April 20, 2000.